Exhibit 10.37

Settlement And Release Agreement

between

Heckmann Corporation

And

Mr. Chen Xinghua

18 of July 2009 2009718

Table of Contents

Article Page

1 Mutual Releases 3

2 Heckmann Shares Heckmann 4

3 Mr. Chen’s Merger Consideration 6

4 Additional Agreements 6

5 Representations And Warranties 7

6 Term And Termination 9

7 Governing Law And Dispute Resolution 9

8 Miscellaneous 10

ATTACHMENT: Cancellation Acknowledgement Letter

This Settlement and Release Agreement (this “Agreement”) is entered into on July 18, 2009 by and between:

“”2009718

Heckmann Corporation, a corporation organized and existing under the laws of the State of Delaware having its principal place of business at 75080 Frank Sinatra Drive, Palm Desert, CA 92211, United States of America (“Heckmann”); and

Heckmann Corporation 75080 Frank Sinatra Drive, Palm Desert, CA 92211 “Heckmann”

Mr. Chen Xinghua, a citizen of the People’s Republic of China having the ID No. 44030619640803003X and his domicile at 6/F, Building No. 15, Donghai Garden Second Phase Fuluju, Futian District, Shenzhen, Guangdong Province, People’s Republic of China (“Mr. Chen”).

44030619640803003X 15 6F “ ”

Heckmann and Mr. Chen may be hereinafter referred to individually as a “Party” and collectively as the “Parties”.

Heckmann “ ” “ ”

Whereas, on May 19, 2008, Heckmann and China Water and Drinks, Inc. (“CWDK”) entered into an Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”) whereby CWDK was merged with and into Heckmann (the “Merger”). In connection with the Merger Agreement, Mr. Chen and Heckmann entered into a Majority Stockholder Consent Agreement (the “Consent Agreement”) pursuant to which Mr. Chen agreed to exchange 100% of his CWDK shares for cash. Mr. Chen also received restricted shares of Heckmann stock in conjunction with a Share Transfer Agreement, and together the cash and stock consideration Mr. Chen received supported representations and warranties in connection with the Merger. The Merger ultimately closed on October 30, 2008.

Heckmann“” 2008 5 19“ ” Heckmann“ ” Heckmann“ ” Heckmann 2008 10 30

Whereas, certain disputes arose between the Parties under the Consent Agreement, the Share Transfer Agreement, and the other agreements with respect to the Merger and Heckmann and litigation was under consideration.

Whereas, the Parties, after sincere negotiations, have, voluntarily and in good faith, agreed to resolve and settle any and all claims, controversies, disputes and causes of action, whether asserted or unasserted, known or unknown, or whether in law, equity or otherwise, relating to, arising out of, or in any way concerning the Merger, without any admission of liability or wrongdoing on the part of or on behalf of either Party, pursuant to the terms and conditions enumerated hereafter.

鉴于，双方经过真诚协商，本着自愿和诚实信用的原则，同意按照以下条款和条件，解决任何与兼并有关的、因兼并引起的、或以任何方式与兼并有联系的一切索赔、争议、纠纷和诉因，无论是否已经提出，是否已经知晓，也不论是基于法律、基于公平合理原则或其他理由而产生，而不涉及任何一方对任何责任或过错的承认。

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

为此，基于本协议下的互相承诺及其他良好的、有价值的对价，其接收和充分性在此确认，双方达成以下协议，对双方均有约束力：

1 Mutual Releases 相互免除责任

1.1 In consideration of Mr. Chen entering into this Agreement, Heckmann, on behalf of itself and on behalf of each of its related parties, including but not limited to, predecessors, successors, affiliates, assigns, and present and former officers, directors, employees, agents, representatives, insurers, sureties and attorneys, but specifically excluding certain CWDK officers, directors, and affiliates including Mr. Xu Hongbin (a PRC Citizen with his ID No. [•], a party to the Merger and former CEO of CWDK, "**Mr. Xu**"), Mr. Ng Tak Kau (a [PRC] Citizen with his ID No. [•]), and Mr. Sze Albert Li (a [Hong Kong] Citizen with his ID No. [•]) (collectively the "**Heckmann Entities**"), hereby irrevocably, unconditionally and generally release and forever discharge Mr. Chen (for any past, present, or future liability to Heckmann or the Heckmann Entities of and from any and all claims, demands, causes of action, obligations, liens, taxes, damages, losses, costs, attorneys' fees, and expenses of every kind and nature whatsoever, known or unknown, asserted or unasserted, fixed or contingent, including any and all rights to subrogation therefor, which Heckmann or the Heckmann Entities may have had, now has, or may hereafter have against Mr. Chen by reason of any matter, cause, or thing arising at any time up to the date of this Agreement, including without limitation any and all claims arising out of or in connection with the Merger, the Consent Agreement, the Share Transfer Agreement, and/or other agreements with respect to the Merger.

鉴于陈先生同意签署本协议，Heckmann 代表其自身及其每一个相关方，包括但不限于其前身、继受方、关联企业、受让方、现任及前任管理层、董事、雇员、代理、代表、保险人、担保人和获授权人，但特别排除中水的某些管理层、董事及关联方，包括许洪宾先生（一位中国公民，身份证号为[•]，兼并的一方当事人，中水的前首席执行官，"**许先生**"）、吴达球先生（一位中国公民，身份证号为[•]）和利仕腾先生（一位[香港特别行政区]公民，身份证号为[•]）（以下合称"**Heckmann 相关方**"），在此不可撤销地、无条件地、全面地免除并永远解除陈先生在过去、现在或将来可能对以下事项所负的责任：过去、现在或者将来 Heckmann 或 Heckmann 相关方可能享有的、针对陈先生的、在本协议日期以前已经发生

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的（不论因何事何因而引起）所有一切索赔、请求、诉因、债务、留置权、税款、损害赔偿，损失、费用、代理费和支出，及其任何代位求偿的权利，不论属于任何种类或性质，不论已知或未知，不论是否已经提出，不论是确定的还是或然的，包括但不限于由于兼并、《同意协议》、《股票转让协议》和/或与兼并有关的其他协议而产生的或与各该等协议有关的所有一切权利主张，而不论是否已经在仲裁案中或法院程序中提出。

1.2 In consideration of Heckmann entering into this Agreement, Mr. Chen, on behalf of himself, hereby irrevocably, unconditionally and generally releases and forever discharges Heckmann and each of the Heckmann Entities who were, are, or may ever become liable to Mr. Chen of and from any and all claims, demands, causes of action, obligations, liens, taxes, damages, losses, costs, attorneys' fees, and expenses of every kind and nature whatsoever, known or unknown, asserted or unasserted, fixed or contingent, including any and all rights to subrogation therefor, which Mr. Chen may have had, now has, or may hereafter have against Heckmann or the Heckmann Entities by reason of any matter, cause, or thing arising at any time up to the signing date of this Agreement, including without limitation any and all claims arising out of or in connection with the Merger, Consent Agreement, Share Transfer Agreement, and/or other agreements with respect to the Merger.

鉴于 Heckmann 同意签署本协议，陈先生代表其自身在此不可撤销地、无条件地、全面地免除并永远解除 Heckmann 以及每一个 Heckmann 相关方在过去、现在或将来可能对以下事项所负的责任：过去、现在或者将来陈先生可能享有的、针对 Heckmann 或 Heckmann 相关方的、在本协议签署日期以前已经发生的（不论因何事何因而引起）所有一切索赔、请求、诉因、债务、留置权、税款、损害赔偿，损失、费用、代理费和支出，及其任何代位求偿的权利，不论属于任何种类或性质，不论已知或未知，不论是否已经提出，不论是确定的还是或然的，包括但不限于由于兼并、《同意协议》、《股票转让协议》和/或与兼并有关的其他协议而产生的或与该等协议有关的所有一切权利主张，而不论是否已经在仲裁案中或法院程序中提出。

2 Heckmann Shares Heckmann 的股票

2.1 Upon the terms and subject to the conditions set forth in this Agreement, as of the date hereof, Mr. Chen waives and releases in full any and all rights he has to any of the three million three hundred sixty-one thousand (3,361,000) shares of Heckmann Common Stock on Share Certificate No. 0000010038 which are owned and controlled by him and were acquired through his share transfer deal with Mr. Xu who acquired such shares, amongst others, under the Merger Agreement and his Majority Stockholder Consent Agreement, in the Merger; and Heckmann cancels and revokes in full all of the three million three hundred sixty-one thousand (3,361,000) shares of Heckmann Common Stock (the "**Cancellation**"). In furtherance of the foregoing, Mr. Chen agrees, to deliver and return to Heckmann with this Agreement Heckmann Share Certificate No. 0000010038 representing such three million three hundred sixty-one thousand (3,361,000) shares of Heckmann Common Stock, and execute and simultaneously deliver a cancellation acknowledgement letter to Heckmann's transfer agent American Stock Transfer & Trust Company, LLC attached hereto, and immediately execute, acknowledge, certify and deliver any and all further documents and take such further actions as Heckmann or any of the Heckmann Entities may reasonably request for the

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purpose of further evidencing, confirming, perfecting and otherwise documenting the Cancellation. Further, Mr. Chen will never revoke, seek to revoke, or take any action, directly or indirectly, for the purpose of, or having the effect of, revoking or seeking to revoke the Cancellation.

根据本协议之条款且受限于本协议之条件，自本协议之日起，陈先生完全放弃并免除他所享有的、针对他所拥有和控制的、《股票证书》编号为 0000010038 的三百三十六万一千（3,361,000）股 Heckmann 普通股上的全部权利， 该等股票系由陈先生从其与许先生之间的股权转让交易中获得的；而许先生系根据《兼并协议》和他的《多数股东同意协议》从兼并中获得该等股票的。Heckmann 亦取消、撤销全部该等三百三十六万一千（3,361,000）股的 Heckmann 普通股（"**取消**"）。进一步地，陈先生同意，在签署本协议的同时，向 Heckmann 交回代表该等三百三十六万一千（3,361,000）股的 Heckmann 普通股的编号为 0000010038 的《股票证书》，并签署本协议所附之《取消确认函》并同时将其递交给 Heckmann 的转让代理人 American Stock Transfer & Trust Company, LLC，并立即签署、认可、证明和交付任何和全部进一步的文件，采取 Heckmann 或任何 Heckmann 相关方合理要求的任何行动，以便进一步的证明、确认、完善取消或以其他方式提供取消文件。并且，陈先生将永不撤消、试图撤消、或直接地或间接地采取任何行动、不论是为取消、试图取消之目的，还是具有取消或试图取消之效果。

2.2 Upon the terms and subject to the conditions set forth in this Agreement, and in consideration of Mr. Chen entering into and performing this Agreement, as of the date hereof and immediately after consummation of the cancellation of the three million three hundred sixty-one thousand (3,361,000) shares of Heckmann Common Stock held by Mr. Chen set out in clause 2.1 above, Heckmann agrees to grant and issue two hundred thousand (200,000) restricted shares of Heckmann Common Stock to Mr. Chen (the "**Issuance**") and the Parties agree that such 200,000 shares will be subject to a two-year lock-up restriction period upon issuance. In furtherance of the foregoing, Heckmann agrees, on or after the date hereof, to issue and deliver to Mr. Chen a new share certificate representing such two hundred thousand (200,000) restricted shares of Heckmann Common Stock and immediately execute, acknowledge, certify and deliver any and all further documents and do such further actions as Mr. Chen may reasonably request for the purpose of further evidencing, confirming, perfecting and otherwise documenting the Issuance.

根据本协议之条款且受限于本协议之条件，鉴于到陈先生订立和履行本协议，自本协议之日起，在本协议第 2.1 条所述之取消陈先生所持有之三百三十六万一千（3,361,000）股 Heckmann 普通股完成之后，Heckmann 同意立即向陈先生授予并发行二十万（200,000）股受限制的 Heckmann 普通股（"**发行**"），且双方同意，该等二十万（200,000）股将受限于自发行之日起为期两（2）年的禁售期。进一步地，Heckmann 同意，在本协议之日或自本协议之日起，为该等二十万（200,000）股受限制的 Heckmann 普通股签发并向陈先生递交新的《股票证书》，并立即签署、认可、证明和交付任何和全部进一步的文件，采取陈先生合理要求的任何行动，以便进一步的证明、确认、完善发行或以其他方式提供发行文件。

2.3 In consideration of Mr. Chen's negotiating assistance with resolution by September 15, 2009 of other CWDK merger and operations issues mutually agreed upon by the Parties, Heckmann agrees to grant and issue an addition one hundred thousand (100,000) restricted shares of Heckmann Common Stock to Mr. Chen before December 31, 2009, and the restricted conditions are the same as those which apply to the two hundred

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thousand Heckmann shares mentioned above.

作为陈先生协助 Heckmann 就双方同意的与中国水的并购及运营有关问题的谈判，并在 2009 年 9 月 15 日之前解决该等问题的对价，Heckmann 同意在 2009 年 12 月 31 日或之前向陈先生授予和签发另外的十万股（100,000）受限制的 Heckmann 的普通股； 该等限制条件与上述 200,000 Heckmann 的普通股的限制条件相同。

3 Mr. Chen's Merger Consideration 陈先生的兼并对价

Upon the terms and subject to the conditions set forth in this Agreement, and in consideration of Mr. Chen entering into and performing this Agreement, the Parties irrevocably agree that, Mr. Chen shall retain and reserve all the cash consideration Mr. Chen received from Heckmann in the Merger ("**Mr. Chen's Merger Cash Consideration**"), and Heckmann waives any of its rights to and will not demand Mr. Chen's return of Mr. Chen's Merger Cash Consideration.

根据本协议之条款且受限于本协议之条件，鉴于陈先生订立和履行本协议，双方不可撤消地同意陈先生保持并保留其在兼并中从 Heckmann 收到的全部现金对价（"**陈先生的兼并现金对价**"），并且 Heckmann 放弃其享有的任何权利，不要求陈先生返还陈先生的兼并对价。

4 Additional Agreements 附加协议

4.1 Mr. Chen, covenants, undertakes and agrees as of the date of this Agreement as follows:

自本协议之日起，陈先生契诺、承诺并同意如下：

(a) Mr. Chen will keep strictly confidential the existence and the contents of this Agreement and any negotiations hereto, and will not at any time disclose to any third party any information relating to this Agreement and said negotiations other than: (i) any information properly available to the public without breach of such undertaking by him; (ii) any information required to be disclosed pursuant to any court filing, order or judgment or pursuant to any applicable law or regulations or relevant stock exchange rules or tax filing. Mr. Chen further agrees that he will not issue any reports, statements or releases pertaining to this Agreement or the matters contemplated hereby., Mr. Chen's obligation in respect of confidentiality shall continue forever and in perpetuity..

陈先生将对本协议的存在和内容以及任何与本协议相关的谈判严格保密，在任何时候皆不向第三方披露与本协议和该谈判有关的任何信息，除了：（i）非由他违反该等承诺而为公众所知晓的任何信息；（ii）根据任何法庭起诉、命令或判决或根据安和使用的法律或法规或有关证券交易规则或税收申报所要求披露的任何信息。陈先生进一步同意，不发表与本协议或与本协议事宜有关的任何报告、陈述或声明。陈先生的该等保密义务应永远有效。

(b) Mr. Chen will directly or indirectly through others authorized by Heckmann, co-operate with and assist Heckmann or Heckmann Entities in managing and operating CWDK's business in China and abroad, ensure their normal operations and protect and maximize the rights and interests of Heckmann, Heckmann Entities and CWDK in the PRC.

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陈先生将竭力，直接地或间接地，自行地或通过 Heckmann 授权的其他人，协助 Heckmann 或 Heckmann 相关方并与之合作，管理、运营中水在中国和国外的业务，确保其正常运行，保护 Heckmann、Heckmann 相关方和中水在中国的权益并使该等权益最大化。

(c) Mr. Chen will not do any act, directly or indirectly, by himself or through anyone else, that is in any manner, against or harmful to the rights, interests and/or reputation of CWDK, Heckmann or any of the Heckmann Entities.

陈先生将不从事任何针对 Heckmann、Heckmann 相关方和中水或有损 Heckmann、Heckmann 相关方和中水权益、声誉的任何事情，无论是直接地或间接地，无论是自行地或通过其他人，无论以何种方式。

4.2 Mr. Chen acknowledges and agrees that his covenants and undertakings in clause 4.1 above, together with other terms of this Agreement, constitute the integrated conditions on which Heckmann's considerations (release set out in clause 1.1, issuance of two hundred thousand (200,000) Heckmann shares in clause 2.2, issuance of additional one hundred thousand (100,000) Heckmann shares in clause 2.3, and reservation of Mr. Chen's Merger Cash Consideration in clause 3) are made and based. Therefore, any breach by Mr. Chen of any of the covenants and undertakings as set out in Clause 4.1 above and representations and warranties as set out in Clause 5.1 below, in part or in whole, would constitute Mr. Chen's breach of this Agreement.

陈先生认可并同意，第 4.1 条所述之契诺与承诺与本协议其他条款一起，构成了不可分割的全部条件，基于该等条件，Heckmann 做出其对价，该等条件是 Heckmann 对价（第 1.1 条之免责，第 2.2 条之发行二十万（200,000）Heckmann 股票，第 2.3 条之发行十万（100,000）Heckmann 股票以及第 3 条之保留陈先生的兼并现金对价）之基础。因此，陈先生对于上述第 4.1 条所述之契诺与承诺以及下述第 5.1 条所述之陈述和保证之任何违反，无论是部分地还是全部地，都构成陈先生对本协议的违反。

5 Representations And Warranties 陈述与保证

5.1 Mr. Chen represents and warrants to Heckmann as of the date hereof as follows:

陈先生于本协议之日向 Heckmann 做出如下陈述与保证：

(a) He has all necessary individual power, capacity and authority to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the settlement contemplated hereby (the "**Contemplated Settlement**"). This Agreement has been duly and validly executed and delivered by him and constitutes the legal, valid and binding obligations of him, enforceable against him in accordance with its terms.

他拥有全部必需的个人权力、能力和职权签署并交付本协议，履行其在本协议项下的义务，以及完成本协议拟进行之和解（"**拟进行之和解**"）。本协议已经其有效签署与交付，并构成对其合法的、有效的、具有约束力的义务，可根据本协议之条款而对其强制执行。

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(b) Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Settlement do or will, directly or indirectly (with or without notice or lapse of time or both),

(i) contravene, conflict with, or result in a violation of any legal requirements to which Mr. Chen, or any of the assets owned or used by him, is subject; or

(ii) contravene, conflict with, or result in a violation or breach of any provision of, or give any third party the right to declare a default or exercise remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any agreement or contract to which Mr. Chen is a party, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Contemplated Settlement in any material respect or would otherwise prevent Mr. Chen from performing his obligations under this Agreement in any material respect; or

i ii

(iii) The execution and delivery of this Agreement by Mr. Chen does not, and the performance of his performance of this Agreement and the consummation of the Contemplated Settlement by Mr. Chen will not, require any consent of, or filing with or notification to, any governmental authority. (c) He owns, beneficially or of record, the three million three hundred sixty-one thousand (3,361,000) shares of Heckmann Common Stock, free and clear of any and all liens, encumbrances or other restrictions (except for restrictions placed on such shares by Heckmann) on delivering and returning to Heckmann. 3,361,000 Heckmann Heckmann Heckmann

(d) He has read and understood the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

他已研读并理解了本协议的各项条款和条件，并完全知晓本协议具备法律约束力。

5.2 Heckmann represents and warrants to Mr. Chen as of the date hereof as follows:

Heckmann 于本协议之日向陈先生做出如下陈述与保证：

(a) Heckmann is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

Heckmann 是一家根据其设立地法律合法设立、有效存续且信誉良好的公司。

(b) Heckmann has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Contemplated Settlement.

Heckmann 已得到全部必需的公司权力和职权以签署和交付本协议，履行其在本协议项下的义务并完成拟进行之和解。

(c) None of the execution, delivery or performance of this Agreement by Heckmann will breach or conflict with any agreement, undertaking, instrument or court order to which Heckmann is subject.

Heckmann 签署、交付或履行本协议皆不会违反任何对 Heckmann 有约束力的协议、承诺、文件或法院命令，或与之相冲突。

(d) This Agreement constitutes a valid and binding obligation of Heckmann, enforceable against it in accordance with its terms and conditions.

本协议对 Heckmann 有效并有约束力，可以按照本协议条款与条件对 Heckmann 强制执行。

(e) It has read and understood the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

Heckmann 已研读并理解了本协议的各项条款和条件，并完全知晓本协议具备法律约束力。

6 Term And Termination 期限与终止

This Agreement shall become effective upon signing by the Parties and shall remain effective unless occurrence of any of the following events: (a) termination by mutual written agreement between the Parties; or (b) if either Party breaches any of its obligations under this Agreement .

本协议经双方签署后生效，并应持续有效，直至发生下列事件：（a）双方经书面协议而终止本协议；或（b）如果任何一方违反其在本协议项下的义务。

7 Governing Law And Dispute Resolution 适用法律与争议解决

7.1 This Agreement is governed by and shall be construed in accordance with the laws of the

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State of New York, USA to the exclusion of its conflict of law rules. 7.2 Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three (3); the place of arbitration shall be New York, New York, U.S.A; and the language of the arbitration shall be English. The written arbitration award shall be final and binding and shall contain reasons and award costs.

3 8 Miscellaneous

8.1 Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Mr. Chen and Heckmann, or, in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Heckmann

8.2 This Agreement shall inure to the benefit of and be binding upon Mr. Chen, Heckmann and their respective successors and permitted assignees.

Heckmann

8.3 This Agreement and any amendments to this Agreement shall be written in both English and Chinese and may be executed in [four (4)] originals in each language. Both language versions are equally authentic and may be utilized separately. In the event of any inconsistency, the English version shall prevail.

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8.4 The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. 8.5 This Agreement constitutes the entire agreement between the Parties with respect to the subject matters set forth herein and supersede all prior discussions, notes, memoranda, negotiations, understandings and all the documents and agreements between them relating to the same. 8.6 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. [The remaining part of this page is intentionally left blank] [ ]

IN WITNESS WHEREOF this Agreement has been duly signed by the Parties hereto or their duly authorized representatives on the date first written above. Heckmann Corporation By/ : /s/ Donald G. Ezzell Name/ : Donald G. Ezzell Title/ : Vice President & General Counsel Mr. Chen Xinghua /s/ Chen Xinghua